UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (256) 963-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01	Regulation FD Disclosure

On December 12, 2011, ADTRAN, Inc. (the “Company”) issued a press release announcing its plan to acquire, through an asset sale and purchase agreement, Nokia Siemens Networks fixed line Broadband Access business. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Included in the press release furnished as Exhibit 99.1 is an announcement that the Company is scheduled to host a conference call on December 12, 2011, at 9:30 am Central Time to discuss the Company’s acquisition of the Nokia Siemens Networks Broadband Access business. The information presented during the conference call will include the information contained in the Press Release attached as Exhibit 99.1. Additionally, representatives of the Company will discuss the anticipated revenue range for the first year period after close of the transaction, which the Company anticipates will be between $140 million and $180 million based on current exchange rates. Further, the representatives of the Company will discuss the anticipated effects of the revenue from the transaction on the Company’s earnings, as the Company expects that the revenue generated by the transaction will have a neutral effect on the Company’s diluted earnings per share for the first full year after close of the transaction and that it will be accretive thereafter.

The conference call will be webcast live through StreetEvents.com. In addition, an online replay of the conference call will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

The information furnished in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description

99.1	Press Release, dated December 12, 2011

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 12, 2011.

ADTRAN, Inc. (Registrant)

By:	/s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance, Chief Financial Officer, Treasurer, Secretary and Director (Principal Accounting Officer)